Exhibit 10.1

EXECUTION VERSION

TRANSFER AGREEMENT

by and among

MASTER METSUN TWO, LP

a Delaware limited partnership, as Transferor;

SUN IV LLC, as Transferee;

METROPOLITAN CONNECTICUT PROPERTIES VENTURES, LLC,

a Delaware limited liability company;

METLIFE INSURANCE COMPANY OF CONNECTICUT,

a Connecticut corporation;

and

the “Sunrise Parties”, as hereinafter defined

March 7, 2012

I

II

Section 13.09	Amendments and Waivers	20
Section 13.10	Severability	20
Section 13.11	Headings	20
Section 13.12	Counterparts	20
Section 13.13	References	20
Section 13.14	Exhibits	20
Section 13.15	Attorneys’ Fees	20
Section 13.16	Waiver of Jury Trial	21
Section 13.17	Facsimile and PDF Signatures	21

EXHIBITS

A	Facilities; Facility Owners

B.	Form of Assignment and Assumption of Interest Agreement

C.	Non-Foreign Status Affidavit

D.	MetLife Consent

E.	Mutual Release

F.	Owner Termination

G.	Pooling Termination

III

TRANSFER AGREEMENT

(Transfer of Interests in MetSun Two Pool Two, LLC)

THIS TRANSFER AGREEMENT (this “Agreement”) is dated as of the 7th day of March, 2012, by and among MASTER METSUN TWO, LP, a Delaware limited partnership (“Transferor”), SUN IV LLC (“Transferee”), METROPOLITAN CONNECTICUT PROPERTIES VENTURES, LLC, a Delaware limited liability company (“MetLife”), METLIFE INSURANCE COMPANY OF CONNECTICUT, a Connecticut corporation (“MICC”), MASTER METSUN TWO GP, LLC, a Delaware limited liability company (“Sunrise GP”), SUNRISE SENIOR LIVING INVESTMENTS, INC., a Virginia corporation (“SSLII”), SUNRISE SENIOR LIVING MANAGEMENT, INC., a Virginia corporation (“Manager”), and SUNRISE DEVELOPMENT INC, a Virginia corporation (“SDI” and, together with Sunrise GP, SSLII, and Manager, the “Sunrise Parties”). Certain capitalized terms used herein are defined in Section 1.01.

RECITALS:

A. Transferor is the sole member of MetSun Two Pool Two, LLC (“Pool Two LLC”). Transferor’s membership interest in Pool Two LLC is referred to herein as “Transferor’s Interest.”

B. Transferor is owned by SSLII, Sunrise GP and MetLife. Transferor is governed by that certain Second Amended and Restated Limited Partnership Agreement, dated as of December 7, 2007 (as amended, the “Existing Venture Agreement”).

C. Intentionally Omitted.

D. Pool Two LLC owns, indirectly, the fee simple interest in each of the three (3) senior living facilities described in Exhibit A (the “Facilities”)

E. Pool Two LLC owns (i) 100% membership interests in (a) MetSun Two Metairie LA Senior Living, LLC, (b) MetSun Two Gilbert AZ Senior Living, LLC and (c) MetSun Two Baton Rouge LA Senior Living LLC (collectively, the “Facility Owners”). Pool Two LLC’s interest in the Facility Owners is referred to as the “Pool Two Facility Owner Interests”).

F. Each Facility is owned by the Facility Owner listed across from such Facility’s name on Exhibit A.

G. Pursuant to a separate management agreement and related documents for each Facility, each of the Facilities is managed by Manager, an Affiliate of SSLII.

H. Transferee is wholly-owned by SSLII.

I. At Closing, Transferor intends to assign Transferor’s Interest to Transferee and Transferee has agreed to accept such assignment pursuant to the terms and conditions set forth herein.

Accordingly, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Article I.

INTERPRETATION

Section 1.01 Defined Terms. As used herein, the following terms shall have the meanings indicated:

Affiliate: With respect to any specified Person that is not an individual, another Person which, directly or indirectly, controls, is controlled by, or is under common control with, the specified Person.

Assignment and Assumption of Interest Agreement: Assignment and Assumption Agreement substantially in the form of Exhibit B.

Business Day: Any day, other than a Saturday, a Sunday or a day on which banks in New York City are required or authorized to close.

Charter Documents: (i) with respect to any Person which is a corporation, the certificate of incorporation and bylaws of such Person, (ii) with respect to any Person which is a limited liability company, the certificate of formation and operating or limited liability company agreement of such Person, and (iii) with respect to any Person which is a limited partnership, the certificate of limited partnership and partnership agreement of such Person.

Code: The United States Internal Revenue Code of 1986, as amended.

Contract Date: The date of this Agreement, set forth in the introductory paragraph.

Documents: This Agreement and all Exhibits hereto, and each other agreement, certificate or instrument delivered pursuant to this Agreement.

ERISA: The Employee Retirement Income Security Act of 1974, as amended.

Excluded Assets: (i) all assets owned solely by Manager, SSLII or SSLI, including, without limitation, all web sites, URLs, domain names, trade names, trademarks, service marks, logos and copyrights, (ii) all assets owned by tenants or licensees and (iii) all assets owned by Residents.

Existing Lender: Manufacturers and Traders Trust Company, a New York banking corporation

Existing Owner Financing: The existing mortgage financing obtained by the Facility Owners from Existing Lender with respect to the Facilities.

Governmental Entity: Any governmental authority, agency, commission, board or public authority.

Liabilities: Liabilities, obligations, commitments or responsibilities of any nature whatsoever, whether direct or indirect, matured or unmatured, fixed or unfixed, known or unknown, accrued, asserted or unasserted, choate or inchoate, liquidated or unliquidated, secured or unsecured, absolute, contingent or otherwise, including any direct or indirect indebtedness, guaranty, endorsement, claim, Loss, Taxes, damage, deficiency, cost or expense, but excluding, with respect to the relationships among the parties to this Agreement created hereunder, consequential, special or punitive damages.

Lien: Any mortgage, deed of trust, pledge, hypothecation, title defect, right of first refusal, security or other adverse interest, voting trust agreement, community property interest, encumbrance, claim, option, lien, lease or charge of any kind, whether voluntarily incurred or arising by operation of law or otherwise, affecting any assets or property, including any agreement to give or grant any of the foregoing, any conditional sale or other title retention agreement, and the filing of or agreement to give any financing statement with respect to any assets or property under the Uniform Commercial Code or comparable law of any jurisdiction.

Loss: With respect to any Person, any and all costs, obligations, liabilities, demands, claims, settlement payments, awards, judgments, fines, penalties, damages, and reasonable out-of-pocket expenses, including court costs and reasonable attorneys’ fees, whether or not arising out of a third party claim, but excluding consequential, special or punitive damages.

Material Adverse Effect: Any change, event, development or effect that individually or in the aggregate has a material adverse effect on (a) the assets, business, operations, capitalization, financial condition (including Liabilities) or results of operations of Pool Two LLC, the Facilities, or the Facility Owners in the aggregate or (b) the ability of the parties to consummate the transactions contemplated by this Agreement.

Person: Any individual, partnership, corporation, limited liability company, trust or other legal entity.

Resident: Each individual resident at the Facilities in his/her capacity as such.

Specially Designated National or Blocked Person: (i) A person or entity designated by the U.S. Department of the Treasury’s Office of Foreign Assets Control from time to time as a “specially designated national or blocked person” or similar status, (ii) a person or entity described in Section 1 of U.S. Executive Order 13224, issued on September 23, 2001 (the “Executive Order”), or (iii) a person or entity otherwise identified by Governmental Entity or legal authority as a person with whom a United States Person is prohibited from transacting business. As of the date hereof, a list of such designations and the text of the Executive Order are published under the internet website address www.ustreas.gov/offices/enforcement/ofac.

SSLI: Sunrise Senior Living, Inc., a Delaware corporation, which is the sole shareholder of SSLII.

Taxes: All federal, state, local and foreign taxes including, without limitation, income, gains, transfer, unemployment, withholding, payroll, social security, real property, personal property, excise, sales, use and franchise taxes, levies, assessments, imposts, duties, licenses and registration fees and charges of any nature whatsoever, including interest, penalties and additions with respect thereto and any interest in respect of such additions or penalties, but excluding impact fees or other similar exactions levied or payable in connection with the development or operation of any of the Facilities and excluding special assessments.

United States Person: (i) Any individual or business entity, regardless of location, that is a resident of the United States; (ii) any individual or business entity physically located within the United States; (iii) any business entity organized under the laws of the United States or of any state, territory, possession, or district thereof; and (iv) any business entity, wheresoever organized or doing business, which is owned or controlled by an individual or business entity specified in (i) or (iii) above.

Section 1.02 Additional Defined Terms. As used herein, the following terms shall have the meanings defined in the recitals or sections indicated below:

Agreement	Preamble
Closing	Section 10.01
Closing Date	Section 3.02
Closing Statement	Section 10.02(a)(iv)
Existing Venture Agreement	Recital B
Facility/Facilities	Recital D
Facility Owners	Recital E
Manager	Preamble
MetLife	Preamble
MetLife Consent	Section 12.01
Mutual Release	Section 10.02
Pool Two Facility Owner Interests	Recital E
Pool Two LLC	Recital A
Sunrise GP	Preamble
Transferor’s Interest	Recital A
SSLII	Preamble
Transferee	Preamble
Transferor	Preamble

Section 1.03 Exhibits. The inclusion of any information on any one exhibit will constitute disclosure of such information for all purposes hereunder, and information need not be repeated on multiple exhibits.

Article II.

AGREEMENT TO TRANSFER TRANSFEROR’S INTEREST

Section 2.01 Transfer of Transferor’s Interest. The parties acknowledge and agree that Transferee is not under any obligation to pay any monetary purchase price for Transferor’s Interest and that Transferor is receiving good and valuable consideration for such transfer, including, without limitation, the covenants and obligations contained herein and the execution and delivery of the Mutual Release.

Section 2.02 Owned Assets. As of the Closing, Transferor shall transfer Transferor’s Interest to Transferee and cause Pool Two LLC to take such steps as may be necessary so that all tangible and intangible assets, excluding any assets leased or licensed from a third party, used in, and material to, the operation of the Facilities as they are currently being operated by the Facility Owners will be owned by the Facility Owners or Pool Two LLC (as the case may be), other than Excluded Assets.

Section 2.03 Operating Cash. All cash held by Pool Two LLC and the Facility Owners (whether on hand or in bank accounts) as of the Closing Date shall be retained by Pool Two LLC and the Facility Owners.

Section 2.04 Casualty/Condemnation. In the event that (a) all or any portion of the Facilities is damaged or destroyed by fire or other casualty prior to Closing, and/or (b) there is any permanent or temporary actual or threatened taking or condemnation of any material portion of any Facility, Transferee shall have no right to terminate this Agreement or to delay the Closing Date and all insurance proceeds attributable to such damage or destruction, and all proceeds of such taking or condemnation, shall be delivered or assigned to the Facility Owner at Closing.

Article III.

CLOSING

Section 3.01 Transfer of Title. Transferor shall cause to be released at or prior to Closing all Liens encumbering Transferor’s Interest.

Section 3.02 Satisfaction of Conditions Precedent. Transferor and Transferee will endeavor diligently and in good faith to satisfy as promptly as practical all conditions precedent set forth in this Agreement to the respective obligations of Transferor and Transferee hereunder. The Closing shall take place, as provided in Section 10.01, ten (10) Business Days after the Lender Consent has been obtained (the “Closing Date”), but no later than August     , 2012 (such date, the “Outside Closing Date”). If all conditions precedent have not been satisfied or waived on or prior to the Outside Closing Date, then the party in whose favor such condition precedent runs may terminate this Agreement and all other Documents (except for those provisions of this Agreement and such other Documents that by their terms survive such termination), whereupon the parties hereto shall have no further obligations to each other in relation to this Agreement, such other Documents or the transactions contemplated hereunder or thereunder (except for those obligations set forth in provisions of this Agreement and such other Documents that by their terms survive such termination), provided, however, that notwithstanding the foregoing, in the event that the Lender Consent is not obtained or waived by Transferee on or prior to the Outside Closing Date, provided that Transferee is not in default under any material term of this Agreement and is and has at all times during the period after the date hereof been diligently pursuing the satisfaction of such closing conditions, Transferee shall be permitted to extend the Outside Closing Date by up to 60 days by delivering written notice to Transferor specifying the extended Outside Closing Date.

Article IV.

REPRESENTATIONS AND WARRANTIES OF TRANSFEREE

Transferee represents and warrants to Transferor as follows:

Section 4.01 Organization, Good Standing and Entity Authority. Transferee is a limited liability company, duly organized, validly existing and in good standing under the laws of Delaware, and has all requisite corporate power to own and operate its properties and carry on its business.

Section 4.02 Authorization and Binding Effect of Documents.

(a) Transferee (and any applicable Affiliate) has all requisite power and authority to enter into this Agreement and, at Closing, shall have all requisite power and authority to enter into the other Documents to which Transferee is to be a party and to consummate the transactions contemplated by this Agreement and such other Documents. The execution and delivery of this Agreement by Transferee and the consummation by Transferee of the transactions contemplated hereby, on the terms and subject to the conditions herein, have been duly authorized by all necessary action on the part of Transferee and Transferee’s equity holders and/or board of directors or managers. This Agreement has been, and each of the other Documents to which Transferee is to be a party will be, duly executed and delivered by Transferee at or prior to Closing. This Agreement constitutes (and each of the other Documents to which Transferee is to be a party, when executed and delivered, will constitute) the valid and binding obligation of Transferee enforceable against Transferee in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the rights of creditors generally and to the exercise of judicial discretion in accordance with general principles of equity, whether applied by a court of law or of equity.

Section 4.03 ERISA.

(a) Transferee is not an employee pension benefit plan subject to the provisions of Title IV of ERISA or subject to the minimum funding standards under Part 3, Subtitle B, Title I of ERISA or Section 412 of the Code or Section 302 of ERISA, and none of its assets constitutes assets of any such employee benefit plan subject to Part 4, Subtitle B, Title I of ERISA.

(b) Transferee is not a “governmental plan” within the meaning of Section 3(32) of ERISA. The consummation of the transactions contemplated by this Agreement will not violate such statutes.

Section 4.04 Absence of Conflicts. The execution, delivery and performance by Transferee of this Agreement and the other Documents to which Transferee is to be a party, and consummation by Transferee of the transactions contemplated hereby and thereby, do not and will not (i) conflict with or result in any breach of any of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in a violation of, or (iv) give any third party the right to modify, terminate or accelerate any obligation under the provisions of any Charter Documents of Transferee (or its Affiliates), any law, regulation, judgment, rule, order or decree to which Transferee (or its Affiliates) is subject, or any indenture, mortgage, lease, loan agreement or other agreement or instrument to which Transferee (or its Affiliates) is subject.

Section 4.05 Consents. Except for any such reports and filings that an Affiliate of Transferee may be required to make with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, the execution, delivery and performance by Transferee of this Agreement and the other Documents to which Transferee is to be a party do not require any order, permission, consent, approval, authorization, registration or validation of, or exemption, clearance or other action by, or notice or declaration to, or filing with, any Governmental Entity, or the consent, waiver or approval of any other Person which has not been obtained and is currently in full force and effect.

Section 4.06 Broker’s or Finder’s Fees. No agent, broker, investment banker or other Person acting on behalf of or under the authority of Transferee (or any of its Affiliates) is or will be entitled to any broker’s or finder’s fee or any other commission or similar fee, directly or indirectly, from Transferor in connection with the transactions contemplated by this Agreement. Transferee agrees to indemnify and hold Transferor and its Affiliates harmless from any Loss resulting from a breach of this representation and warranty.

Section 4.07 No Judgments. There are no judgments presently outstanding and unsatisfied directly against Transferee, and Transferee is not involved in any litigation at law or in equity, or in any proceeding before any court, or by or before any Governmental Entity, which judgment, litigation or proceeding could reasonably be anticipated to have a Material Adverse Effect and which is not fully covered by insurance and, to Transferee knowledge, (i) no such judgment, litigation or proceeding is threatened against Transferee which could reasonably be anticipated to have a Material Adverse Effect and (ii) no investigation looking toward such a proceeding has begun or is contemplated.

Section 4.08 No Insolvency. Transferee has not committed an act of bankruptcy, proposed a compromise or arrangement to its creditors generally, had any petition for a receiving order in bankruptcy filed against it, instituted any proceeding with respect to a compromise or arrangement, instituted any proceeding to have itself declared bankrupt or wound-up, instituted any proceeding to have a receiver appointed in connection with any of its assets, had any emcumbrancer take possession of any of its assets, or had any execution or distress become enforceable or become levied upon any of its assets.

Section 4.09 Specially Designated National or Blocked Person. Either (x) Transferee is and will be either regulated by the SEC, FINRA or the Federal Reserve (a “Regulated Entity”) or is a direct or indirect wholly-owned subsidiary of a Regulated Entity or (y) Transferee and any person or entity that directly or indirectly (a) controls Transferee or (b) has an ownership interest in Transferee of twenty-five percent (25%) or more, is not a Specially Designated National or Blocked Person, with respect to which entering into transactions with such a person or entity would violate OFAC or any other law.

As used in this Agreement, the phrase “to Transferee’s knowledge” and similar phrases shall mean the current, actual (not constructive, imputed, or implied) knowledge, after due inquiry, of Greg Neeb, Philip Kroskin, Edward Burnett and Jerry Liang, who Transferee represents are the persons most knowledgeable about Transferee’s overall business and affairs. Notwithstanding anything herein to the contrary, Transferee shall have no Liability to Transferor for a breach of any representation or warranty hereunder, if the breach in question is based on a condition, state of facts or other matter which was currently and actually known (and not constructively, by imputation or by implication) by the party claiming such breach, or disclosed in writing to the party claiming such breach, on or prior to the date hereof.

Article V.

REPRESENTATIONS AND WARRANTIES REGARDING TRANSFEROR

Transferor represents and warrants to Transferee as follows:

Section 5.01 Organization and Good Standing and Entity Authorization. Transferor is a limited partnership, duly organized, validly existing and in good standing under the laws of the State of Delaware. Transferor has all requisite limited partnership power to own, operate and lease its properties and carry on its business. Sunrise GP is the sole general partner of Transferor and SSLII and MetLife comprise the sole limited partners of Transferor.

Section 5.02 Authorization and Binding Effect of Documents. Transferor has all requisite power and authority to enter into this Agreement and, at Closing, shall have all requisite power and authority to enter into the other Documents to which it is to be a party and to consummate the transactions contemplated by this Agreement and such other Documents, subject to receipt of the MetLife Consent. The execution and delivery of this Agreement by Transferor and the consummation by Transferor of the transactions contemplated hereby, on the terms and subject to the conditions herein, have been duly authorized by all necessary action on the part of Transferor and Transferor’s limited partners, subject to delivery of the MetLife Consent. This Agreement has been, and each of the other Documents to which Transferor is to be a party will be, duly executed and delivered by Transferor at or prior to Closing. This Agreement constitutes (and each of the other Documents to which Transferor is to be a party, when executed and delivered, will constitute) the valid and binding obligation of Transferor enforceable against Transferor in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the rights of creditors generally and to the exercise of judicial discretion in accordance with general principles of equity, whether applied by a court of law or of equity.

Section 5.03 Absence of Conflicts. Subject to receipt of the Lender Consent and the MetLife Consent, the execution, delivery and performance by Transferor of this Agreement and the other Documents to which Transferor is to be a party, and consummation by Transferor of the transactions contemplated hereby and thereby, do not and will not (i) conflict with or result in any breach of any of the terms, conditions or provisions of, (ii) constitute a default under, (iii)

result in a violation of, (iv) give any third party the right to modify, terminate or accelerate any obligation under, the provisions of the Charter Documents of Transferor (or its Affiliates), any indenture, mortgage, lease, loan agreement or other agreement or instrument by which Transferor (or its Affiliates) is bound or affected, or any law, regulation, rule, judgment, order or decree to which Transferor (or its Affiliates) is subject.

Section 5.04 Consents and Approvals. The execution, delivery and performance by Transferor of this Agreement and the other Documents, and consummation by Transferor of the transactions contemplated hereby and thereby, do not and will not require the authorization, consent, approval, exemption, clearance, order, permission, license, registration or validation of, or exemption by, or other action by or notice or declaration to, or filing with, any court or Governmental Entity, or the consent, waiver or approval of any other Person which has not been obtained and is currently in full force and effect, subject to receipt of the Lender Consent and the MetLife Consent, and the consent of SSLII, which consent and approval shall be evidenced by SSLII’s execution and delivery of this Agreement.

Section 5.05 Ownership of Transferor’s Interest.

(a) Transferor is the sole legal and beneficial owner of Transferor’s Interest. Transferor’s Interest is free and clear of all Liens encumbering Transferor’s Interest, and Transferor has good and marketable title to Transferor’s Interest. Transferor’s Interest is validly issued, fully paid and non-assessable. There is no restriction or limitation on Transferor’s right to sell Transferor’s Interest as contemplated by this Agreement, subject to receipt of the Lender Consent and the MetLife Consent, and the approval and consent of SSLII is required for the consummation by Transferor of the transactions contemplated by this Agreement, which consent and approval shall be evidenced by SSLII’s execution and delivery of this Agreement. At Closing, Transferor will transfer to Transferee good and marketable title to Transferor’s Interest, free and clear of all Liens.

Section 5.06 ERISA.

(a) Transferor is not an employee pension benefit plan subject to the provisions of Title IV of ERISA or subject to the minimum funding standards under Part 3, Subtitle B, Title I of ERISA or Section 412 of the Code or Section 302 of ERISA, and none of its assets constitute assets of any such employee benefit plan subject to Part 4, Subtitle B, Title I of ERISA.

(b) Transferor is not a “governmental plan” within the meaning of Section 3(32) of ERISA. The consummation of the transactions contemplated by this Agreement will not violate such statutes.

Section 5.07 No Judgments. There are no judgments presently outstanding and unsatisfied directly against Transferor, and Transferor is not involved in any litigation at law or in equity, or in any proceeding before any court, or by or before any Governmental Entity, which judgment, litigation or proceeding could reasonably be anticipated to have a Material Adverse Effect and which is not fully covered by insurance and, to Transferor’s knowledge, (i) no such judgment, litigation or proceeding is threatened against Transferor which could reasonably be anticipated to have a Material Adverse Effect and (ii) no investigation looking toward such a proceeding has begun or is contemplated.

Section 5.08 No Insolvency. Transferor has not committed an act of bankruptcy, proposed a compromise or arrangement to its creditors generally, or had any petition for a receiving order in bankruptcy filed against it, instituted any proceeding to have itself declared bankrupt or wound-up, instituted any proceeding to have a receiver appointed in connection with any of its assets, had any emcumbrancer take possession of any of its assets, or had any execution or distress become enforceable or become levied upon any of its assets.

Section 5.09 FIRPTA. Transferor is not a “foreign person” within the meaning of Section 1445 of the Code and the regulations issued thereunder.

Section 5.10 Specially Designated National or Blocked Person. Either (x) Transferor is and will be either regulated by the SEC, FINRA or the Federal Reserve (a “Regulated Entity”) or is a wholly-owned subsidiary or affiliate of a Regulated Entity or (y) Transferor and any person or entity that directly or indirectly (a) controls Transferor or (b) has an ownership interest in Transferor of twenty-five percent (25%) or more, is not a Specially Designated National or Blocked Person, with respect to which entering into transactions with such a person or entity would violate OFAC or any other law.

Article VI.

REPRESENTATIONS AND WARRANTIES OF METLIFE AND MICC

MetLife and MICC, on their own behalf and not jointly, represent and warrant to Transferee as follows:

Section 6.01 Organization and Good Standing and Entity Authorization. MetLife is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware. MICC is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of Connecticut.

Section 6.02 Authorization and Binding Effect of Documents. MetLife has all requisite power and authority to enter into this Agreement, and, at Closing, shall have all requisite power and authority to enter into the MetLife Consent and the Mutual Release. MICC has all requisite power and authority to enter into this Agreement, and, at Closing, shall have all requisite power and authority to enter into the Mutual Release. The execution and delivery of this Agreement by MetLife and MICC has been duly authorized by all necessary action on the part of MetLife and MICC. This Agreement, the MetLife Consent and the Mutual Release have been and will be duly executed and delivered by MetLife and MICC, as applicable. This Agreement, and upon execution and delivery, the MetLife Consent and Mutual Consent shall constitute, the valid and binding obligation of MetLife and MICC (as applicable) enforceable against such parties in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the rights of creditors generally and to the exercise of judicial discretion in accordance with general principles of equity, whether applied by a court of law or of equity.

Section 6.03 Absence of Conflicts. The execution, delivery and performance by MetLife and MICC of this Agreement, the MetLife Consent and the Mutual Release, as applicable, and consummation by MetLife and MICC of the transactions contemplated hereby and thereby, do not and will not (i) conflict with or result in any breach of any of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in a violation of, (iv) give any third party the right to modify, terminate or accelerate any obligation under, the provisions of the Charter Documents of MetLife or MICC, any indenture, mortgage, lease, loan agreement or other agreement or instrument by which MetLife or MICC is bound or affected, or any law, regulation, rule, judgment, order or decree to which MetLife or MICC is subject.

Section 6.04 Consents and Approvals. The execution, delivery and performance by MetLife and MICC of this Agreement, the MetLife Consent and the Mutual Release, as applicable, and consummation by MetLife and MICC of the transactions contemplated hereby and thereby, do not and will not require the authorization, consent, approval, exemption, clearance, order, permission, license, registration or validation of, or exemption by, or other action by or notice or declaration to, or filing with, any court or Governmental Entity, or the consent, waiver or approval of any other Person which has not been obtained and is currently in full force and effect.

Section 6.05 Ownership of MetLife’s Interest. MetLife is the sole legal and beneficial owner of an eighty percent (80%) limited partner interest in Transferor (“MetLife’s Interest”), free and clear of any liens or encumbrances. There is no restriction or limitation on MetLife’s right to consent to the transfer of Transferor’s Interest pursuant to the terms hereof, except the approval and consent of SSLII, which consent and approval shall be evidenced by SSLII’s execution and delivery of this Agreement.

Section 6.06 Broker’s or Finder’s Fees. No agent, broker, investment banker or other Person acting on behalf of or under the authority of MetLife or MICC (or any of their respective Affiliates) is or will be entitled to any broker’s or finder’s fee or any other commission or similar fee, directly or indirectly, from MetLife or MICC in connection with the transactions contemplated by this Agreement. MetLife and MICC agree to indemnify and hold Transferee and its Affiliates harmless from any Loss resulting from a breach of this representation and warranty.

Article VII.

REPRESENTATIONS AND WARRANTIES OF SUNRISE PARTIES

Each of the Sunrise Parties, on their own behalf and not jointly, represent and warrant to Transferee as follows:

Section 7.01 Organization and Good Standing and Entity Authorization. Each Sunrise Party is duly organized, validly existing and in good standing under the laws of the state of its formation.

Section 7.02 Authorization and Binding Effect of Documents. Each Sunrise Party has all requisite power and authority to enter into this Agreement, and, at Closing, shall have all requisite power and authority to enter into the Mutual Release. The execution and delivery of this Agreement by each Sunrise Party has been duly authorized by all necessary action on the part of such Sunrise Party. This Agreement and the Mutual Release have been and will be duly executed and delivered by each Sunrise Party, as applicable. This Agreement, and upon execution and delivery, the Mutual Release shall constitute, the valid and binding obligation of each Sunrise Party (as applicable) enforceable against such party in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the rights of creditors generally and to the exercise of judicial discretion in accordance with general principles of equity, whether applied by a court of law or of equity.

Section 7.03 Absence of Conflicts. The execution, delivery and performance by each Sunrise Party of this Agreement and the Mutual Release, as applicable, and consummation by such Sunrise Party of the transactions contemplated hereby and thereby, do not and will not (i) conflict with or result in any breach of any of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in a violation of, (iv) give any third party the right to modify, terminate or accelerate any obligation under, the provisions of the Charter Documents of such Sunrise Party, any indenture, mortgage, lease, loan agreement or other agreement or instrument by which such Sunrise Party is bound or affected, or any law, regulation, rule, judgment, order or decree to which such Sunrise Party is subject.

Section 7.04 Consents and Approvals. The execution, delivery and performance by each Sunrise Party of this Agreement and the Mutual Release, as applicable, and consummation by such Sunrise Party of the transactions contemplated hereby and thereby, do not and will not require the authorization, consent, approval, exemption, clearance, order, permission, license, registration or validation of, or exemption by, or other action by or notice or declaration to, or filing with, any court or Governmental Entity, or the consent, waiver or approval of any other Person which has not been obtained and is currently in full force and effect.

Article VIII.

COVENANTS

Section 8.01 Publicity. The parties agree that no public release or announcement concerning the transactions contemplated hereby shall be issued by any party without the prior written consent of the other parties, except as required by law or applicable regulations. The parties may disclose this Transfer Agreement and matters relating to the subject matter hereof to (i) their professional advisers (including legal and financial advisers) or (ii) to any prospective or existing lenders, provided that in each case any such party informs the recipient of the confidentiality obligations of such party hereunder. The parties understand and agree that if required by law or regulatory authority, or if required by applicable disclosure requirements under applicable securities laws or other laws, one or more of the parties may (i) disclose certain information concerning the transaction, (ii) issue one (1) or more press releases concerning the execution of this Agreement and/or the transfer of the Transferor’s Interest, provided that with respect to any press release which identifies Transferor, MetLife, SSLII, Transferee, or their respective Affiliates, the party issuing the release shall seek the prior approval of SSLII (as to itself, Transferor, Transferee, or their Affiliates) or MetLife, as applicable, such approval not to be unreasonably delayed or withheld and, in any event, such requirement to seek prior approval not to preclude any party or its Affiliate from complying with applicable disclosure obligations under law, and (iii) file a copy of this Agreement with the Securities and Exchange Commission.

Section 8.02 Commercially Reasonable Efforts. Subject to the terms and conditions of this Agreement, each party will use its commercially reasonable efforts to take all action and to do all things necessary, proper or advisable to satisfy any condition hereunder in its power to satisfy and for which it is responsible for the satisfaction of, and to consummate and make effective as soon as practicable the transactions contemplated by this Agreement.

Article IX.

CONDITIONS PRECEDENT TO THE OBLIGATION

OF TRANSFEREE AND TRANSFEROR TO CLOSE

Section 9.01 Conditions to Transferor’s Obligation to Close. The obligation of Transferor to proceed to Closing is subject to the satisfaction of each of the following conditions, any of which may be waived, in whole or in part, in writing by Transferor at or prior to Closing:

(a) The Existing Lender shall have executed and delivered a consent to the transactions contemplated by this Agreement (the “Lender Consent”), in form and substance reasonably acceptable to Transferor.

(c) Transferee and the Sunrise Parties shall have performed all of their respective obligations under this Agreement which are required to be performed at or prior to Closing.

(d) All representations and warranties of Transferee and the Sunrise Parties set forth in Articles IV and VII shall have been true and correct as of the Contract Date and as of the Closing Date with the same force and effect as though made on and as of the Closing Date.

(e) Transferee and the Sunrise Parties shall have executed and delivered all of the documents required to be delivered at Closing pursuant to Section 10.02.

Section 9.02 Conditions to Transferee’s Obligation to Close. The obligation of Transferee to proceed to Closing is subject to the satisfaction of each of the following conditions, any of which may be waived, in whole or in part, in writing by Transferee at or prior to Closing:

(a) The Existing Lender shall have executed and delivered the Lender Consent, in form and substance reasonably acceptable to Transferee.

(c) Transferor, MetLife and MICC shall have performed all of their respective obligations under this Agreement which are required to be performed at or prior to Closing.

(d) All representations and warranties of Transferor, MetLife and MICC set forth in Articles V and VI shall have been true and correct as of the Contract Date and as of the Closing Date with the same force and effect as though made on and as of the Closing Date.

(e) Transferor shall have executed and delivered all of the documents required to be delivered at Closing pursuant to Section 10.02.

Article X.

CLOSING

Section 10.01 Time and Place. Closing of Transferor’s assignment of Transferor’s Interest pursuant to this Agreement (the “Closing”) shall take place at the offices of Willkie Farr & Gallagher LLP in New York City (or at such other place as Transferor and Transferee mutually agree) on the Closing Date or such other date as is mutually agreed upon by Transferor and Transferee.

Section 10.02 Delivery of Documents at Closing.

(a) At Closing, Transferor shall:

(i) Execute and deliver to Transferee (or its designee) the Assignment and Assumption of Interest Agreement.

(ii) Provide to Transferee a copy of resolutions or other actions of the board of directors and shareholders of Transferor certified by a duly authorized officer of Transferor.

(iii) Execute, cause to be acknowledged as appropriate and deliver to Transferee such additional documents as may be reasonably necessary or customary to consummate the transactions contemplated by this Agreement.

(iv) Execute, cause to be acknowledged as appropriate and deliver to Transferee a closing statement or memorandum in a form reasonably acceptable to Transferee and Transferor (the “Closing Statement”).

(v) Execute, cause to be acknowledged and deliver to Transferee a non-foreign status affidavit in the form of Exhibit C, as required by Section 1445 of the Code.

(vi) Execute or cause to be executed, and cause to be acknowledged and filed, as applicable, any and all transfer tax forms, or signature pages to transfer tax forms, required by applicable law or advisable, in the reasonable opinion of Transferee or Transferor, in connection with the transfer of Transferor’s Interests to Transferee (or its designee) as contemplated hereunder.

(vii) Pay and fully satisfy all obligations which are evidenced by any Lien encumbering Transferor’s Interest, the Pool Two Facility Owner Interest or the GP Facility Owner Interest which are not permitted hereunder.

(viii) Execute and deliver a termination of Owner Agreement in the form attached hereto as Exhibit F.

(ix) Execute and deliver a termination of Pooling Agreement in the form attached hereto as Exhibit G.

(b) At Closing, Transferee shall:

(i) Execute, acknowledge and deliver the Assignment and Assumption of Interest Agreement.

(ii) Provide to Transferor (A) a copy of the Charter Documents of Transferee certified by a duly authorized officer or member of Transferee, (B) a copy of resolutions or other actions of the board of directors or managers and members of Transferee certified by a duly authorized officer or member of Transferee, and (C) such other evidence of the power and authority of Transferee to consummate the transactions described in this Agreement as Transferor may reasonably require.

(iii) Execute, cause to be acknowledged as appropriate and deliver such additional documents as may be reasonably necessary or customary to consummate the transactions contemplated by this Agreement.

(iv) Execute, acknowledge and deliver the Closing Statement.

(v) Execute, and cause to be notarized and filed, as applicable, any and all transfer tax forms, or signature pages to transfer tax forms, required by applicable law or advisable, in the reasonable opinion of Transferee or Transferor (as the case may be), in connection with the transfer of the Transferor’s Interests to Transferee (or its designee).

(c) At Closing, MetLife, MICC, Transferor and the Sunrise Parties shall execute and deliver a duly executed release agreement in the form attached hereto as Exhibit E (the “Mutual Release”), which Mutual Release shall provide for, among other things, the release of Transferor, MetLife and MICC from certain claims in respect of development fees, management fees and other intercompany payable with respect to the Facilities.

(d) At Closing, MetLife shall execute and deliver the MetLife Consent.

(e) Notwithstanding the foregoing, prior to Closing Transferee may elect, in its sole discretion, to assume the Owner Agreements and Pooling Agreements in lieu of a termination thereof, pursuant to an assignment and assumption agreement reasonably acceptable to the parties.

Section 10.03 Closing Costs.

(a) Except as otherwise specifically provided in this Agreement, Transferee and Transferor shall each pay the fees and expenses of their own attorneys, accountants, financial advisors, investment bankers and employees.

(b) Any transfer taxes, fees or similar charges, and fees, costs and expenses charged by the Existing Lender, incurred as a result of the transactions contemplated by this Agreement will be paid by Transferee.

Article XI.

DEFAULT

Section 11.01 Survival. All claims for any breach by a party of any representation, warranty, covenant or agreement made by it in this Agreement or in any other Document must be set forth in reasonable detail in a written notice received by such party not later than the date that is three (3) years following the Closing Date and any litigation with respect to such claim shall be commenced on or prior to the date that is sixty (60) days after the expiration of such three (3) year period.

Section 11.02 Transferee’s Remedies for Transferor’s, MetLife’s and/or MICC’s Defaults. (A) If Transferor, MetLife or MICC breaches any of its representations and warranties hereunder, or defaults on any of its obligations hereunder in any material respect, in each case caused solely by the indirect or direct actions or inactions of MetLife and/or MICC, and such default continues for ten (10) Business Days after written notice thereof from Transferee to Transferor, MetLife and/or MICC (as applicable) specifying such default, including, without limitation, a breach of the obligation to transfer Transferor’s Interest on the Closing Date, time being of the essence, Transferee may, as its sole remedy hereunder, by delivering notice in writing to Transferor, MetLife and/or MICC (as applicable) in the manner provided in this Agreement, either (i) terminate this Agreement and the other Documents and declare it and them null and void (except for those Liabilities that expressly survive such termination) and Transferee shall be entitled to seek any claims for damages (excluding consequential, punitive or indirect damages) against Transferor, MetLife and/or MICC, as applicable, including, without limitation, recovery of its out- of pocket costs and expenses incurred in connection with the transactions contemplated hereunder (including, without limitation, reasonable attorneys fees and costs), (ii) seek enforcement of this Agreement by a decree of specific performance or injunctive relief requiring Transferor, MetLife and/or MICC to fulfill its obligations under this Agreement, including but not limited to the transfer of Transferor’s Interest or (iii) waive any such conditions or defaults and consummate the transactions contemplated by this Agreement and the Documents in the same manner as if there had been no conditions or defaults without any further claim against Transferor, MetLife or MICC.

Section 11.03 Transferor’s Remedies for Transferee’s Defaults. If Transferee breaches any of its representations or warranties hereunder, or defaults on any of its obligations hereunder in any material respect, and such default continues for ten (10) Business Days after written notice thereof from Transferor specifying such default, Transferor may, as its sole remedy hereunder, by delivering notice in writing to Transferee in the manner provided in this Agreement, either, (i) terminate this Agreement and the other Documents and declare it and them null and void (except for those Liabilities that expressly survive such termination), and Transferor shall be entitled to seek any claims for damages (excluding consequential, punitive or indirect damages) against Transferee, including, without limitation, recovery of its out- of pocket costs and expenses incurred in connection with the transactions contemplated hereunder (including, without limitation, reasonable attorneys fees and costs,, (ii) seek enforcement of this Agreement by a decree of specific performance or injunctive relief requiring Transferee to fulfill its obligations under this Agreement, including but not limited to accepting the transfer of Transferor’s Interest or (iii) waive any such conditions or defaults and consummate the transactions contemplated by this Agreement and the Documents in the same manner as if there had been no conditions or defaults without any further claim against Transferee. MetLife shall have the right to enforce this Agreement and exercise any rights and remedies permitted hereunder on behalf of Transferor.

Section 11.04 Exclusivity. The rights and remedies set forth in this Article XI shall be exclusive of all other rights to monetary damages that any party (or any party’s successors or assigns) would otherwise have at law or in equity in connection with the transactions contemplated by this Agreement or any other Document, other than with respect to claims based on common law fraud or rights which by law cannot be waived or limited.

Article XII.

METLIFE CONSENT AND RELEASE

Section 12.01 MetLife Consent and Release. The parties acknowledge that the approval of MetLife is required for the transfer of Transferor’s Interest pursuant to the terms and conditions of the Existing Venture Agreement. MetLife hereby agrees to provide such consent, in the form attached hereto as Exhibit D (the “MetLife Consent”) on the condition that MetLife shall receive, as of the Closing Date, the Mutual Release and all other conditions to Closing set forth in Section 9.01 have been satisfied.

Article XIII.

MISCELLANEOUS

Section 13.01 Further Actions. From time to time before, at and after the Closing, each party, at its expense and without further consideration, will execute and deliver such documents as reasonably requested by any other party in order more effectively to consummate the transactions contemplated hereby.

Section 13.02 Consents under Existing Venture Agreement. The parties acknowledge that the transactions contemplated hereunder may require the consent of SSLII (in addition to the MetLife Consent) in accordance with the terms of the Existing Venture Agreement, and the execution and delivery by SSLII of this Agreement shall evidence any such required consent from SSLII.

Section 13.03 Notices. All notices, demands or other communications given hereunder shall be in writing and shall be sufficiently given if delivered by courier (including overnight delivery service) or sent by registered or certified mail, first class, postage prepaid, or by electronic mail or facsimile (provided that an additional copy is delivered by one of the foregoing methods), addressed as follows:

(a) If to Transferor, to:

c/o Sunrise Senior Living, Inc.

7900 Westpark Drive, Suite T-900

McLean, Virginia 22102

Attn.: General Counsel

Telecopy No.: (703) 744-1990

Telephone No.: (703) 854-0334

with a copy to:

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, New York 10019

Attn.: Eugene A. Pinover, Esq.

Telecopy No.: (212) 728-9254

Telephone No.: (212) 728-8254

and:

Metropolitan Connecticut Properties Ventures, LLC

c/o Metropolitan Life Insurance Company

1620 L Street N.W., Suite 801

Washington, DC 20036

Attention: Regional Director

and:

c/o Metropolitan Life Insurance Company

10 Park Avenue

Morristown, New Jersey 07960

Attention: Associate General Counsel

(b) If to Transferee to:

c/o Sunrise Senior Living, Inc.

7900 Westpark Drive, Suite T-900

McLean, Virginia 22102

Attn.: General Counsel

Telecopy No.: (703) 744-1990

Telephone No.: (703) 854-0334

with a copy to:

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, New York 10019

Attn.: Eugene A. Pinover, Esq.

Telecopy No.: (212) 728-9254

Telephone No.: (212) 728-8254

(c) If to MetLife or MICC to:

Metropolitan Connecticut Properties Ventures, LLC

c/o Metropolitan Life Insurance Company

1620 L Street N.W., Suite 801

Washington, DC 20036

Attention: Regional Director

and:

c/o Metropolitan Life Insurance Company

10 Park Avenue

Morristown, New Jersey 07960

Attention: Associate General Counsel

or such other address as a party may from time to time notify the other party in writing (as provided above). Any such notice, demand or communication shall be deemed to have been given (i) if so mailed, as of the close of the fifth Business Day following the date so mailed, (ii) if delivered by courier, on the date received and (iii) if sent by facsimile, on the date transmitted if during normal business hours of the recipient, and otherwise on the next Business Day of the recipient, in each case as evidenced by receipt by the sending party of electronic confirmation of successful transmission form the receiving party’s facsimile machine.

Section 13.04 Entire Agreement. This Agreement, the Exhibits and the other Documents contain the entire understanding among the parties with respect to the subject matter hereof and are intended to be a full integration of all prior or contemporaneous agreements, conditions or undertakings among the parties hereto. There are no promises, agreements, conditions, undertakings, warranties or representations, oral or written, express or implied, among the parties with respect to the subject matter hereof other than as set forth in this Agreement and the Exhibits and other Documents.

Section 13.05 Not Construed Against Drafter. This Agreement has been negotiated and prepared by the parties and their respective counsel, and should any provision of this Agreement require judicial interpretation, the court interpreting or construing the provision shall not apply the rule of construction that a document is to be construed more strictly against one party.

Section 13.06 Binding Effect; Benefits. Except as otherwise provided herein, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors or permitted assigns. Except to the extent specified herein, nothing in this Agreement, express or implied, shall confer on any person other than the parties hereto and their respective successors or permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

Section 13.07 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any party without the prior written consent of the other parties, provided that Transferee may assign all of its rights under this Agreement to any subsidiary of SSLI or SSLII which is, directly or indirectly, wholly owned by SSLI or SSLII;

provided further that (i) the respective representations and warranties of Transferee hereunder shall be true and correct in all material respects as applied to the applicable assignee, (ii) both Transferee and the assignee shall execute and deliver to the other parties hereto a written instrument in form and substance satisfactory to such parties, in their reasonable discretion, in which both Transferee and the assignee agree to be jointly and severally liable for performance of all of the applicable assignee’s obligations under this Agreement, (iii) Transferee and the assignee shall deliver such other documents and instruments as reasonably requested by the other parties hereto, including appropriate certified resolutions of the members or boards of directors of Transferee and the assignee and (iv) Transferee shall remain fully liable for its obligations under this Agreement.

Section 13.08 Governing Law. This Agreement shall in all respects be governed by and construed in accordance with the laws of the State of Delaware without regard to its principles of conflicts of laws.

Section 13.09 Amendments and Waivers. No term or provision of this Agreement may be amended, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom the enforcement of such amendment, waiver, discharge or termination is sought. Any waiver shall be effective only in accordance with its express terms and conditions.

Section 13.10 Severability. Any provision of this Agreement which is unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such unenforceability without invalidating the remaining provisions hereof, and any such unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto hereby waive any provision of law now or hereafter in effect which renders any provision hereof unenforceable in any respect.

Section 13.11 Headings. The captions in this Agreement are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

Section 13.12 Counterparts. This Agreement may be executed in any number of counterparts, and by any party on separate counterparts, each of which shall be an original, and all of which together shall constitute one and the same instrument.

Section 13.13 References. All references in this Agreement to Articles and Sections are to Articles and Sections contained in this Agreement unless a different document is expressly specified.

Section 13.14 Exhibits. Unless otherwise specified herein, each Exhibit referred to in this Agreement is attached hereto, and each such Exhibit (other than Exhibits that are to be separately executed and delivered as Documents) is hereby incorporated by reference and made a part hereof as if fully set forth herein.

Section 13.15 Attorneys’ Fees. In the event any party brings an action to enforce or interpret any of the provisions of this Agreement, the “prevailing party” in such action shall, in addition to any other recovery, be entitled to its reasonable attorneys’ fees and expenses arising from such action and any appeal or any bankruptcy action related thereto, whether or not such matter proceeds to court. For purposes of this Agreement, “prevailing party” shall mean, in the case of a Person asserting a claim, such Person is successful in obtaining substantially all of the relief sought, and in the case of a Person defending against or responding to a claim, such Person is successful in denying substantially all of the relief sought.

Section 13.16 Waiver of Jury Trial. EACH PARTY HEREBY WAIVES TRIAL BY JURY IN ANY PROCEEDINGS BROUGHT BY ANY OTHER PARTY IN CONNECTION WITH ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THE TRANSACTION, THIS AGREEMENT, SELLER’S INTEREST, THE FACILITIES OR THE RELATIONSHIP OF THE PARTIES HEREUNDER. THE PROVISIONS OF THIS SECTION SHALL SURVIVE THE CLOSING (AND NOT BE MERGED THEREIN) OR ANY EARLIER TERMINATION OF THIS AGREEMENT.

Section 13.17 Facsimile and PDF Signatures. Signatures to this Agreement transmitted by telecopy or by electronic mail in PDF format shall be valid and effective to bind the party so signing. Each party agrees to promptly deliver an execution original to this Agreement with its actual signature to the other parties, but a failure to do so shall not affect the enforceability of this Agreement, it being expressly agreed that each party to this Agreement shall be bound by its own telecopied signature or signature transmitted by electronic mail in PDF format and shall accept the telecopied signature or signature transmitted by electronic mail in PDF format of each other party to this Agreement.

[SIGNATURES FOLLOW ON NEXT PAGE]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first written above.

TRANSFEREE:

SUN IV LLC, a Delaware limited liability company

By:	Sunrise Senior Living Investments, Inc., a
Virginia corporation, its sole member

By:	/s/ Edward W. Burnett
Name:	Edward W. Burnett
Title:	Vice President

TRANSFEROR:

MASTER METSUN TWO LP, a Delaware limited partnership

By: Master MetSun Two GP, LLC, its general partner

By: Sunrise Senior Living Investments, Inc., its sole member

By:	/s/ Edward W. Burnett
Name:	Edward W. Burnett
Title:	Vice President

[Signatures continue on following page]

METROPOLITAN CONNECTICUT PROPERTIES VENTURES, LLC, a Delaware limited liability company

By:	MetLife Insurance Company of Connecticut, its Manager

	By:	Metropolitan Life Insurance Company, its Investment Manager

		By:	/s/ Brian V. Casey
		Name:	Brian V. Casey
		Title:	Director

METLIFE INSURANCE COMPANY OF CONNECTICUT, a Connecticut corporation company

By:	Metropolitan Life Insurance Company, its Investment Manager

	By:	/s/ Brian V. Casey
	Name:	Brian V. Casey
	Title:	Director

[Signatures continue on following page]

MASTER METSUN TWO GP, LLC, a Delaware limited liability company

By:	Sunrise Senior Living Investments, Inc., a Virginia corporation

	By:	/s/ Edward Burnett
	Name:	Edward Burnett
	Title:	Vice President

SUNRISE SENIOR LIVING MANAGEMENT, INC., a Virginia corporation

By:	/s/ Edward Burnett
Name:	Edward Burnett
Title:	Vice President

SUNRISE DEVELOPMENT, INC., a Virginia corporation

By:	/s/ Edward Burnett
Name:	Edward Burnett
Title:	Vice President

Exhibit A

Facilities; Facility Owners

FACILITY OWNER	FACILITY

MetSun Two Metairie LA Senior Living, LLC	Sunrise of Metairie

MetSun Two Gilbert AZ Senior Living, LLC	Sunrise of Gilbert

MetSun Two Baton Rouge LA Senior Living, LLC	Sunrise of Baton Rouge

Exhibit B

Form of Assignment and Assumption of Interest Agreement

ASSIGNMENT AND ASSUMPTION OF INTEREST

THIS ASSIGNMENT AND ASSUMPTION OF INTEREST (this “Assignment”) is made as of                  , 201    , between MASTER METSUN TWO, LP, a Delaware limited partnership (“Assignor”) and [                    ], a Delaware limited liability company (“Assignee”).

RECITALS:

1.	As of the date hereof, Assignor is the owner of a 100% membership interest (the “Interest”) in MetSun Two Pool Two, LLC (the “Company”). The Company is governed by that certain [ ] dated as of [ ] (the “Operating Agreement”).

2.	Pursuant to that certain Transfer Agreement among Assignor and Assignee dated as of , 2012 (the “Transfer Agreement”), Assignor desires to assign to Assignee the Interest, including all rights, responsibilities and obligations of Assignor in, to and under the Operating Agreement.

3.	Pursuant to the Transfer Agreement, Assignee desires to accept an assignment of Assignor’s Interest and to assume of all of Assignor’s rights, responsibilities and obligations in, to and under the Operating Agreement.

NOW, THEREFORE, in consideration of the foregoing premises, of the mutual covenants set forth in this Assignment, and of other good and valuable consideration, the receipt and sufficiency of which are acknowledged, Assignor and Assignee agree as follows:

1.	Assignment and Assumption of Interest. Assignor hereby assigns, transfers and conveys to Assignee all of Assignor’s right, title and interest in, to and under the Interest. Assignee hereby accepts the Interest and hereby assumes and agrees to be bound by all of the obligations, duties and liabilities of Assignor with respect to the Interest and under the Operating Agreement. This assignment is made without representation, warranty or indemnity except as expressly set forth in the Transfer Agreement.

2.	Withdrawal and Substitution. By reason of the assignment effected pursuant to Section 1 hereof, (i) Assignee is hereby entitled to exercise all rights, powers and privileges and is hereby obligated to perform all of the duties and obligations that may hereinafter exist in relation to the Interest, (ii) Assignor hereby fully and completely withdraws from the Company as a member and Assignee is hereby admitted to the Company as a substitute member and (iii) Assignor shall not have any further rights, powers, privileges, duties and/or obligations with respect to the Interest.

3.	Miscellaneous.

i. The obligations of the parties hereto shall be continuing, absolute and unconditional and shall remain in full force and effect.

ii. Promptly upon request of any other party, each party hereto shall execute and deliver such further assurances and take such further actions as may be reasonably required or appropriate to perfect the assignment and assumption of the Interest and otherwise carry out the intent and purpose of this Assignment.

iii. This Assignment shall be binding upon and inure to the benefit of Assignor, Assignee, the Company, and their respective successors and assigns.

iv. Each of the parties hereto hereby waives any right to jury trial in the event any party files an action relating to this Assignment.

v. This Assignment may be executed in any number of counterparts which, when taken together, shall constitute a single binding instrument. Signatures to this Assignment transmitted by telecopy or by electronic mail in PDF format shall be valid and effective to bind the party so signing. Each party agrees to promptly deliver an execution original to this Assignment with its actual signature to the other parties, but a failure to do so shall not affect the enforceability of this Assignment, it being expressly agreed that each party to this Assignment shall be bound by its own telecopied signature or signature transmitted by electronic mail in PDF format and shall accept the telecopied signature or signature transmitted by electronic mail in PDF format of each other party to this Assignment.

4.	Interpretation.

i. This Assignment shall be governed by and construed in accordance with the laws of the State of Delaware (without reference to conflicts of laws principles).

ii. Captions, numbering and headings of Sections in this Assignment are for convenience of reference only and shall not be considered in the interpretation of this Assignment.

iii. Whenever required by the context, the singular shall include the plural, the neuter gender shall include the male gender and female gender, and vice versa.

iv. No modification of this Assignment shall be valid or effective unless the same is in writing and signed by the parties hereto. No purported waiver of any of the provisions of this Assignment shall be valid or effective unless the same is in writing and signed by the party against whom it is sought to be enforced.

v. This Assignment has been negotiated and prepared by the parties and their respective attorneys and, should any provision of this Assignment require judicial interpretation, the court interpreting or construing such provision shall not apply the rule of construction that a document is to be construed more strictly against one party.

IN WITNESS WHEREOF, the parties have executed this Assignment as of the date first above written.

ASSIGNEE:

[ ]

By:

Name:

Title:

ASSIGNOR:

MASTER METSUN TWO, LP

By: Master MetSun Two GP, LLC, its general partner

By: Sunrise Senior Living Investments, Inc., its sole member

By:

Name:

Title:

iii

Exhibit C

Non-Foreign Status Affidavit

CERTIFICATION OF NON-FOREIGN STATUS

Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform the transferee, [                    ], a Delaware limited liability company (“Transferee”), that withholding of tax is not required upon the disposition of a U.S. real property interest by MASTER METSUN TWO, LP, a Delaware limited partnership (“Transferor”), the undersigned hereby certifies to Transferee the following on behalf of Transferor:

1. Transferor is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations).

2. The employer identification number of Transferor is [                    ]

3. Transferor has an office address of c/o [                    ]

Transferor understands that this certification may be disclosed to the Internal Revenue Service by the Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalties of perjury I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of Transferor.

MASTER METSUN TWO, LP

By: Master MetSun Two GP, LLC, its general partner

By: Sunrise Senior Living Investments, Inc., its sole member

By
Name:
Title:

iv

Sworn to and subscribed before me this day of , 201

Notary Public

My Commission Expires:

v

Exhibit D

MetLife Consent

iii

Exhibit E

Mutual Release

iii

Exhibit F

Form of Owner Agreement Termination

iv

Exhibit G

Form of Pooling Agreement Termination

iii